Exhibit 99.1

             Payless ShoeSource May Same-Store Sales Increase 3.9%


    TOPEKA, Kan., June 3 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales increased 3.9 percent during the May reporting period, the four weeks ended May 29, 2004.

    Company sales totaled $246.7 million, a 4.3 percent increase from $236.5 million during fiscal May of last year.

    Same-store sales increased 3.0 percent during the first four months of the fiscal year.


     Sales were as follows (unaudited):


                          MAY SALES (DOLLARS IN MILLIONS)

           Fiscal             Fiscal           Percent    Same-Store Sales**
           2004*               2003           Increase/         Percent
                                             (Decrease)  Increase/(Decrease)
          $246.7             $236.5            4.3%               3.9%

                     YEAR-TO-DATE SALES (DOLLARS IN MILLIONS)

           Fiscal             Fiscal           Percent    Same-Store Sales**
           2004*              2003           Increase/         Percent
                                             (Decrease)  Increase/(Decrease)
          $968.7             $934.2            3.7%               3.0%


    * Effective with the end of 2003, the fiscal year for operations in the company's Latin American region is based on a December 31 year-end. Stores in the company's Latin American region (210 stores) are included in total company results on a one-month lag relative to results from other regions.

    ** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region.


    The company continues to strive towards its stated financial goals of 30% gross margin and improved profitability in fiscal 2004. Specific initiatives to improve performance for the remainder of 2004 include:


    -- Continued commitment to executing the company's Merchandise Authority strategy;
    -- Tight control of inventory, reacting quickly to changes in consumer demand, to minimize the need for markdowns;
    -- Focused marketing with complete alignment of messages -- using the company's stores as the lead marketing communication vehicle; and, -- Educating store associates to use key service behaviors, identified to impact conversion, in their interactions with customers.


    Payless ShoeSource, Inc. is the leading specialty footwear retailer in the Western Hemisphere. The company operates a total of 5,073 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(SM), at http://www.payless.com .


    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


    For additional information regarding May 2004 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .



SOURCE  Payless ShoeSource, Inc.
    -0-                             06/03/2004
    /CONTACT: Timothy J. Reid of Payless ShoeSource, +1-785-295-6695/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /
    (PSS)

CO:  Payless ShoeSource, Inc.
ST:  Kansas
IN:  REA
SU:  SLS